Exhibit 99.1

Cray Business Plaza 100 Commercial St., P.O. Box 130 Atchison, Kansas 66002-0130 913.367.1480 www.mgpingredients.com	NEWS RELEASE

FOR IMMEDIATE RELEASE

MGP INGREDIENTS, INC. CONCLUDES REVIEW OF STRATEGIC ALTERNATIVES

ATCHISON, Kansas, November 8, 2013 - MGP Ingredients, Inc. (Nasdaq/MGPI) (the “Company”) today announced that the Special Committee of MGP’s Board of Directors (the “Special Committee”) has concluded its previously announced review of the Company’s strategic alternatives.  The Special Committee has determined the best approach at this time to enhance long-term shareholder value is to continue execution of the Company’s strategic plan to reposition the business for profitable growth.

John R. Speirs, Chairman of MGP commented, “After a thorough review, it became clear that the best path to create value for shareholders was to build momentum with MGP’s current strategy. We will strive toward stronger cash flows from our bulk industrial alcohol business, while increasing the percentage of sales derived from higher margin premium spirits and specialty food ingredients.”

About MGP Ingredients

MGP is a leading independent supplier of premium spirits, offering flavor innovations and custom distillery blends to the beverage alcohol industry. The Company also produces high quality food grade industrial alcohol and formulates grain-based starches and proteins into nutritional, as well as highly functional, innovations for the branded consumer packaged goods industry. Distilled spirits are produced at facilities in the adjacent towns of Lawrenceburg and Greendale, Indiana. The Company is headquartered in Atchison, Kansas, where a variety of distilled alcohol products and food ingredients are manufactured. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements as well as historical information. Forward-looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential” and/or the negatives of these terms or variations of them or similar terminology. They reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Investors should not place undue reliance upon forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, among others: (i) disruptions in operations at our Atchison facility or Indiana Distillery, (ii) the availability and cost of grain and fluctuations in energy costs, (iii) the effectiveness of our hedging strategy, (iv) the competitive environment and related market conditions, (v) the ability to effectively pass raw material price increases on to customers, (vi) the viability of the Illinois Corn Processing, LLC (“ICP”) joint venture and its ability to obtain financing, (vii) our ability to maintain compliance with all applicable loan agreement covenants, (viii) our ability to realize operating efficiencies, (ix) actions of governments, (x) and consumer tastes and preferences. For further information on these and other risks and uncertainties that may affect our business, including risks specific to our Distillery and Ingredient segments, see Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2012, as updated by Item 1A. Risk Factors of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013.

Important Additional Information

The definitive proxy statement, any other relevant documents and other materials filed with the SEC concerning the Company are available free of charge at www.sec.gov.  For a copy of final definitive materials with respect to 2013 Annual Meeting, including Amendment No. 3 of the supplement to the proxy statement, please see http://ir.mgpingredients.com/annuals.cfm. Voting remains open to stockholders of record at the close of business on April 3, 2013. Stockholders should carefully read the definitive proxy statement, including supplements thereto, before making any voting decision.

The Company and its directors, director nominees, the Company’s chief executive officer and its chief financial officer (the “Participants”) may be deemed to be participants in the solicitation of proxies in connection with the 2013 Annual Meeting.  Information regarding the Participants in the solicitation is more specifically set forth in the definitive proxy statement and the proxy statement supplement that were filed by the Company with the SEC and which are available free of charge from the SEC and the Company, as indicated above.

For More Information

Investors & Analysts:

George Zagoudis, Investor Relations

913-360-5441 or george.zagoudis@mgpingredients.com

Media:

Shanae Randolph, Corporate Director of Communications

913-367-1480 or shanae.randolph@mgpingredients.com